SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C.  20549



	FORM 8-K

	CURRENT REPORT



	Pursuant to Section 13 or 15(d) of
	the Securities Exchange Act of 1934


	               December 7, 1999
	Date of Report (Date of earliest event reported)



	                  MESA LABORATORIES, INC.
	(Exact name of registrant as specified in its charter)


      Colorado              	           0-11740          84-0872291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)                                   	Identification No.)



	    12100 West 6th Avenue, Lakewood, Colorado  80228
	(Address of principal executive offices, including zip code)


	                         (303) 987-8000
	(Registrant's telephone number, including area code)


	                                     n/a

	(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

	(a)	On December 7, 1999, Mesa Laboratories, Inc. (the
"Registrant") purchased all of the issued and outstanding capital stock of Automata Instrumentation, Inc., an Arizona corporation ("Automata") from Linda V. Masano and Thomas Michael Masano (the "Masanos") pursuant to a Stock Purchase Agreement between Linda V. Masano and Thomas Michael Masano (as Sellers) and Mesa Laboratories, Inc., a Colorado corporation (as Purchaser) dated as of December 7, 1999. The nature and amount of consideration paid by the Registrant was $4,100,000 cash and 100,000 unregistered shares of the Registrant's common stock. The purchase has been accounted for under the purchase method of accounting. There is no material relationship between Automata and the Masanos, on the one hand, and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer, on the other hand. The source of the funds used in the acquisition was the Registrant's working capital.

	(b)	The nature of Automata's business is primarily the
development, manufacture and marketing of kidney dialysis devices.
 The Registrant intends to continue and expand such business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

	(a)	Financial statements of businesses acquired.  It is
impracticable to provide the required financial statements at the time this Report on Form 8-K is filed. Accordingly, the Registrant is filing herewith such of the required financial statements as are available. The Registrant believes that the required financial statements will be available no later than February 18, 2000. The Registrant undertakes to file the required financial statements under cover of Form 8 as soon as practicable (but not later than 60 days after this Report on Form 8-K must be filed).

	(b)	Pro forma financial information. It is impracticable to
provide the required financial statements at the time this Report on Form 8-K is filed. Accordingly, the Registrant is filing herewith such of the required financial statements as are available. The Registrant believes that the required financial statements will be available no later than February 18, 2000. The Registrant undertakes to file the required financial statements under cover of Form 8 as soon as practicable (but not later than 60 days after this Report on Form 8-K must be filed).

	(c)	Exhibits.

		(i)	Stock Purchase Agreement Between Linda V. Masano
and Thomas Michael Masano (as Sellers) and Mesa
Laboratories, Inc. (as Purchaser) dated as of
December 7, 1999.



	SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




						       MESA LABORATORIES, INC.

						           (Registrant)




Date:  December 21, 1999
	By:________________________________
						    Luke R. Schmieder, President and
						    Director